                                                                      EXHIBIT 11

                      COTTON STATES LIFE INSURANCE COMPANY
                 Statement re: Computation of Per Share Earnings
                  (Amounts in thousands, except per share data)

The following computations set forth the calculations of basic and diluted net income per common share and common share equivalents for the three-month period ended June 30, 2002 and 2001.

                                                        BASIC            DILUTED
                                                       INCOME            INCOME
                                                      PER SHARE         PER SHARE
                                                      ----------        ---------
For the three months ended June 30, 2002
     Net income                                         $1,694            1,694
                                                        ======            =====
Weighted average number of common
    shares outstanding                                   6,340            6,340
Common share equivalents resulting
    from:  dilutive stock options                           --                5
           restricted stock                                 --              156
                                                        ------            -----
Adjusted weighted average number
    of common and common equivalent
    shares outstanding                                   6,340            6,501
                                                        ======            =====

           Net income per common share                  $ 0.27             0.26
                                                        ======            =====

For the three months ended June 30, 2001
    Net income                                          $1,701            1,701
                                                        ======            =====
Weighted average number of common
    shares outstanding                                   6,345            6,345

Common share equivalents resulting
    from:  dilutive stock options                           --               23
           restricted stock                                 --              164
                                                        ------            -----
Adjusted weighted average number
    of common and common equivalent
    shares outstanding                                   6,345            6,532
                                                        ======            =====

        Net income per common share                     $ 0.27             0.26
                                                        ======            =====

                                                                      EXHIBIT 11

                      COTTON STATES LIFE INSURANCE COMPANY
                 Statement re Computation of Per Share Earnings
                  (Amounts in thousands, except per share data)

The following computations set forth the calculations of basic and diluted net income per common share and common share equivalents for the six-month period ended June 30, 2002 and 2001.

                                                       BASIC           DILUTED
                                                      INCOME           INCOME
                                                    PER SHARE         PER SHARE
                                                    ---------         ---------
For the six months ended June 30, 2002
     Net income                                       $3,225            3,225
                                                      ======            =====
Weighted average number of common
    shares outstanding                                 6,338            6,338
Common share equivalents resulting
    from:  dilutive stock options                         --                4
           restricted stock                               --              156
                                                      ------            -----
Adjusted weighted average number
    of common and common equivalent
    shares outstanding                                 6,338            6,498
                                                      ======            =====

           Net income per common share                $ 0.51             0.50
                                                      ======            =====

For the six months ended June 30, 2001
    Net income                                        $2,722            2,722
                                                      ======            =====
Weighted average number of common
    shares outstanding                                 6,345            6,345

Common share equivalents resulting
    from: dilutive stock options                          --               21
          restricted stock                                --              164
                                                      ------            -----
Adjusted weighted average number
  of common and common equivalent
  shares outstanding                                   6,345            6,530
                                                      ======            =====

    Net income per common share                       $ 0.43             0.42
                                                      ======            =====


                                       19